UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2017

ALBEMARLE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4350 Congress Street, Suite 700, Charlotte, North Carolina 28209

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (980) 299-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 12, 2017, stockholders of Albemarle Corporation (the “Company”) approved the Albemarle Corporation 2017 Incentive Plan (the “Plan”), the Company’s new incentive plan, which was approved by the Company’s Board of Directors on February 23, 2017, subject to stockholder approval. A summary of the material features of the Plan was set forth in the 2017 Proxy Statement and the Plan was included in its entirety as Appendix A to the 2017 Proxy Statement. The description of the Plan and the Plan itself are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of May 12, 2017, stockholders of the Company approved an amendment to Article IV, Section A.2.(b) of the Amended and Restated Articles of Incorporation of the Company to remove the requirement that directors be elected by a plurality vote. Effective as of the same date, the Board of Directors of the Company amended Section 6 of Article I and Section 3 of Article II of the Company’s Amended and Restated Bylaws to change the director voting standard from a plurality standard to a majority vote in uncontested elections. The Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, each of which are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 12, 2017, the Company held its Annual Meeting. During this meeting, stockholders of the Company were asked to consider and vote upon six proposals: (1) approval of the non-binding advisory resolution approving the compensation of the Company’s named executive officers; (2) an advisory vote on how often stockholders will vote on the compensation of the Company’s named executive officers; (3) election the ten nominees set forth in the 2017 Proxy Statement to the Board of Directors; (4) approval of the Albemarle Corporation 2017 Incentive Plan; (5) approval of the amendment to the Company’s Amended and Restated Articles of Incorporation; and (6) ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

As of the record date for the Annual Meeting, March 13, 2017, there were 110,751,101 shares of common stock outstanding and entitled to vote, of which the holders of 95,761,172 shares of common stock were represented in person or by proxy at the Annual Meeting. For each proposal, the results of the shareholder voting were as follows:

1. Advisory vote on executive compensation. The stockholders approved on a non-binding advisory basis the compensation of the Company’s named executive officers by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
86,841,474	2,570,547	202,395	6,146,756

2. Frequency of periodic advisory votes on executive compensation. The stockholders voted upon a non-binding advisory proposal as to the frequency with which the non-binding shareholder vote to approve the compensation of the Company’s named executive officers should be conducted as set forth in the table below.

1 Year	2 Year	3 Year	Abstain	Broker Non-Votes
82,029,026	88,964	7,310,022	186,404	6,146,756

Based on these results, the Company’s Board of Directors has determined to hold its advisory vote on the compensation of named executive officers annually until the next frequency vote. A frequency vote is required to be held at least once every six years.

3. Election of directors. All of the nominees for directors were elected to serve for a term which expires at the annual meeting of stockholders in 2018, by the votes set forth in the table below.

Nominee	Voted For	Withheld
William H. Hernandez	88,909,655	704,761
Luther C. Kissam IV	87,206,721	2,407,695
Douglas L. Maine	89,328,747	285,669
J. Kent Masters	89,225,120	389,296
Jim W. Nokes	89,327,510	286,906
James J. O’Brien	87,511,729	2,102,687
Barry W. Perry	89,146,932	467,484
Gerald A. Steiner	89,316,837	297,579
Harriett Tee Taggart	89,275,837	338,579
Alejandro Wolff	89,309,249	305,167

There were 6,146,756 Broker Non-Votes received for each nominee.

4. Approval of the Albemarle Corporation 2017 Incentive Plan. The stockholders approved the Albemarle Corporation 2017 Incentive Plan by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
86,087,164	3,436,333	90,919	6,146,756

5. Approval of the Amendment to the Articles of Incorporation. The stockholders approved the amendment of the Company’s Articles of Incorporation by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
89,207,506	240,000	166,910	6,146,756

6. Ratification of appointment of independent registered public accounting firm. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified by the stockholders by the votes set forth in the table below.

Voted For	Voted Against	Abstain
94,763,031	882,115	116,026

The proposal to ratify the appointment of PricewaterhouseCoopers LLP was a routine matter and, therefore, there were no broker non-votes relating to this matter.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Articles of Incorporation

3.2	Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION

Date: May 12, 2017	By:	/s/ Karen G. Narwold
Executive Vice President, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation

3.2	Amended and Restated Bylaws